UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2020 (June 12, 2020)
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2020, National Instruments Corporation (the "Company") entered into an Amended and Restated Credit Agreement (the "Credit Agreement") among the Company, as borrower, the lenders from time to time party thereto (the "Lenders"), and Wells Fargo Bank, National Association, as the administrative agent, swingline lender and issuing lender ("Administrative Agent"), with Wells Fargo Securities, LLC and BofA Securities, Inc., as joint lead arrangers and joint bookrunners. The Credit Agreement amends and restates in its entirety and refinances the Company's existing Loan Agreement, dated as of May 9, 2013, by and between the Company and Wells Fargo Bank, National Association, as previously amended on October 29, 2015, April 27, 2018, and April 16, 2020.

The Credit Agreement provides for an initial $145 million credit facility consisting of a secured revolving loan facility in an aggregate principal amount of up to $75 million, including a $10 million sub-facility for the issuance of letters of credit, and a secured term loan facility in an aggregate principal amount of up to $70 million, which term loan facility is available until the date that is 60 days following the closing date of the Credit Agreement. Subject to the terms and conditions of the Credit Agreement, including obtaining commitments from existing lenders or new lenders, the Company may request additional term loan or revolving commitments of up to $105 million in the aggregate. Pursuant the Credit Agreement, the revolving line of credit terminates, and all revolving loans and term loans are due and payable, on June 12, 2023. The revolving loans and term loans accrue interest, at the Company’s option, at a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 0.50%, and (c) a LIBOR loan interest rate of LIBOR for an interest period of one month plus 1.00%, plus a margin of 1.25% to 1.75%, or LIBOR plus a margin of 2.25% to 2.75%, in each case with the margin being determined based upon the Company's consolidated total leverage ratio. The term loan amortizes in quarterly payments equal to 1.25% of the original principal amount of the term loan, with the remaining outstanding balance being due and payable at maturity. The Credit Agreement contains financial covenants requiring the Company to maintain a maximum total leverage ratio of less than or equal to 2.75 to 1.00 and a minimum fixed charge coverage ratio of greater than or equal to 1.25 to 1.00, in each case determined in accordance with the Credit Agreement.

As of the closing date, no revolving loans and no term loan are outstanding under the Credit Agreement and there are approximately $1.2 million of letters of credit. The Company intends to draw on the term loan facility to finance a portion of the $365 million purchase price payable by the Company pursuant to the previously announced Share Purchase Agreement with OptimalPlus Ltd., which is expected to close in early Q3 2020.

The Credit Agreement provides for a commitment fee of 0.375% to 0.500% per annum, determined based upon the Company's consolidated total leverage ratio, on the average daily unused amount of the revolving committed amount, payable quarterly in arrears. In addition, the Company will pay commitment fees based on the applicable margin set forth in the Credit Agreement in an amount equal to 0.375% to 0.500% per annum, determined based upon the Company's consolidated total leverage ratio, of the initial term loan as a commitment fee until such time as the initial term loan is drawn or the initial term loan commitments expire or are terminated.

The Credit Agreement requires that certain of the Company’s wholly-owned domestic subsidiaries (the "Subsidiary Guarantors") will enter into a guaranty agreement ("Guaranty") in favor of the Administrative Agent guarantying the obligations of the Company under the Credit Agreement, among other things. In connection with the Credit Agreement and Guaranty, the Company, the Subsidiary Guarantors and the Administrative Agent have entered into a Collateral Agreement ("Collateral Agreement") pursuant to which the Company and each Subsidiary Guarantor have granted a lien on substantially all of their assets to secure their obligations under the Credit Agreement and the Guaranty.

The Credit Agreement contains customary affirmative and negative covenants. The affirmative covenants include, among other things, delivery of financial statements, compliance certificates and notices, payment of taxes and other obligations, maintenance of existence, maintenance of properties and insurance, maintenance of books and records, and compliance with applicable laws and regulations.  The negative covenants include, among other things, limitations on indebtedness, liens, mergers, consolidations, acquisitions and sales of assets, investments, changes in the nature of the business, affiliate transactions and certain restricted payments. The Credit Agreement contains customary events of default including, among other things, payment defaults, breaches of covenants or representations and warranties, cross-defaults with certain other indebtedness, bankruptcy and insolvency events, judgment defaults and change in control events, subject to grace periods in certain instances. Upon an event of default, the Administrative Agent and the Lenders may declare all or a portion of the outstanding obligations payable by the Company to be immediately due and payable and exercise other rights and remedies provided for under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate of interest equal to 2.00% above the otherwise applicable interest rate.

The Administrative Agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. The Administrative Agent and the other lenders thereto have received, or may in the future receive, customary fees and commissions for such transactions.

The foregoing description of the material terms of the Credit Agreement, the Guaranty and the Collateral Agreement is only a summary and is qualified in its entirety by the terms of the respective agreements, each of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information related to the Credit Agreement, the Guaranty, and the Collateral Agreement set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Vice President, General Counsel and Secretary

Date: June 15, 2020